                                                                    Exhibit 10.2
EXECUTION COPY

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this  "AGREEMENT"),  dated as of January 10, 2005, is made by EMPIRE RESORTS,  INC., a Delaware  corporation (the  "COMPANY"),  and each of its  Subsidiaries  now or hereafter  party  hereto  (such  Subsidiaries, together with Company,  each, a "DEBTOR" and, collectively,  the "DEBTORS"),  in favor of BANK OF SCOTLAND,  as agent (together with its successor(s)  thereto in such capacity. "Agent") for the Banks, in light of the following:

     WHEREAS,  the Company and the other Debtors,  certain lenders (the "BANKS")
and the Agent,  have entered into Loan  Agreement,  dated as of January 10, 2005
(as amended, restated, supplemented or otherwise modified from time to time, the
"LOAN AGREEMENT"),  pursuant to which the Banks have agreed to make available to the Company a $10,000,000  senior secured  revolving  credit  facility,  and the other  Debtors  have  guaranteed  the  payment of Loans made by the Banks to the
Company pursuant to such credit facility;

     WHEREAS,  the Company desires to secure its Obligations under the Notes (as defined in the Loan Agreement),  the Loan Agreement and each other Loan Document to which it is or may become a party and each other Debtor desires to secure its
Guaranty, the Notes, the Loan Agreement and each other Loan Document to which it is or may become a party by granting to Agent, for the benefit of itself and the
Banks, security interests in the Collateral as set forth herein; and

     WHEREAS,  to induce the Banks to make Loans and Bank of  Scotland to act in its  capacity as Agent,  each Debtor  desires to pledge,  grant,  transfer,  and assign to Agent, for the benefit of itself and the Banks, a security interest in the Collateral to secure the Obligations, as provided herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged,  and each intending to be bound hereby, Agent and each Debtor agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1.  DEFINITIONS.  All  capitalized  terms used  herein and not  otherwise defined herein shall have the meanings  ascribed to them in the Loan  Agreement.
As used in  this  Agreement,  the  following  terms  shall  have  the  following definitions:

          "ACCOUNT" means an account (as that term is defined in the Code).

          "ACCOUNT  DEBTOR"  means any Person who is  obligated  on an  Account, chattel paper, or a General Intangible.

          "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 2.4(C).

          "AGENT" has the meaning set forth in the preamble hereto.

          "AGENT-RELATED  PERSON" means the Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

          "AGENT'S  LIENS"  means the liens  granted by a Debtor to Agent  under this Agreement or the other Loan Documents to which such Debtor is a party.

          "AGREEMENT" has the meaning set forth in the preamble hereto.

          "BOOKS" means,  with respect to each Debtor,  all of such Debtor's now owned or  hereafter  acquired  books and records  (including  all of its Records indicating,  summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Debtor's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

          "CODE" means the Uniform  Commercial  Code,  as in effect from time to time in the State of New York;  provided,  however,  that in the event that,  by reason of mandatory provisions of law, any or all of the attachment, perfection, priority,  or remedies  with  respect to the Agent's Lien on any  Collateral  is governed  by  the  Uniform  Commercial  Code  as  enacted  and  in  effect  in a jurisdiction  other than the State of New York,  the term "Code"  shall mean the
Uniform  Commercial  Code as enacted  and in effect in such  other  jurisdiction solely for  purposes of the  provisions  thereof  relating  to such  attachment, perfection, priority, or remedies.

          "COLLATERAL"  means, with respect to each Debtor, all of such Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a) all of its Accounts,

          (b) all of its Books,

          (c) all of its  commercial  tort claims  described on SCHEDULE  3.6(d)
(and any supplement thereto pursuant to SECTION 2.4(b)),

          (d) all of its Deposit Accounts,

          (e) all of its Equipment,

          (f) all of its General Intangibles,

          (g) all of its Inventory,

          (h) all of its  Investment  Property  (including all of its securities and Securities Accounts),

          (i) all of its Negotiable Collateral,

          (j) all of its Supporting Obligations,

                                      -2-

          (k) money or other  assets of such Debtor that now or  hereafter  come into the possession, custody, or control of the Agent, and

          (l) the proceeds and products,  whether tangible or intangible, of any of the  foregoing,  including  proceeds of insurance  covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General
Intangibles,  Inventory, Investment Property, Negotiable Collateral,  Supporting
Obligations,  money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding the foregoing, the term Collateral shall in no event include (a)
any  rights  under any  Account,  contract,  license or other  agreement  or any
General  Intangible,  in each case,  to the extent  that the grant of a security interest under any Security  Document (i) would invalidate the underlying rights of such Debtor in such General  Intangible,  (ii) is prohibited by such Account, contract,  license,  agreement,  intellectual  property  or  General  Intangible
without  the  consent  of  any  other  party   thereto   (including   applicable
Gaming/Racing   Authorities,   liquor   agencies  and   authorities   and  other
Governmental  Authorities) (provided,  that each applicable Debtor agrees to use its reasonable best efforts to obtain such consents), (iii) would give any other party to such Account,  contract,  license,  agreement or General Intangible the right to terminate its obligations thereunder,  or (iv) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto;  provided,  however, that nothing herein shall be intended to limit the affect of 9406 of the Code or otherwise  limit or restrict the  conveyance  by such Debtor of any rights under any such Account, contracts,  licenses, agreements or General Intangibles to the extent which would not be violative of the  restrictive  terms  thereof;  or (b)
cash,  other  than cash  deposited  in Deposit  Accounts  or  Security  Accounts
(collectively, the "EXCLUDED ASSETS").

          "COLLECTIONS" means all cash, checks,  notes,  instruments,  and other items of payment (including  insurance proceeds,  proceeds of cash sales, rental proceeds, and tax refunds).

          "COMMERCIAL  TORT  CLAIM  ASSIGNMENT"  has the  meaning  set  forth in
SECTION 2.4(b).

          "COMPANY" has the meaning set forth in the preamble to this Agreement.

          "CONTROL  AGREEMENT" means,  with respect to the applicable  Debtor, a control agreement,  in form and substance  reasonably  satisfactory to the Banks and the Convertible  Note Collateral  Agent,  executed and delivered by (a) such
Debtor, (b) the Agent, and (c) the applicable (i) securities  intermediary (with respect to a Securities  Account of such Debtor) or (ii) bank (with respect to a
Deposit Account of such Debtor).

          "CONVERTIBLE  NOTE  COLLATERAL  AGENT" means The Bank of New York,  as collateral  agent under the Convertible  Note Indenture,  and its successors and assigns in such capacity.

          "CONVERTIBLE NOTE INDENTURE" means the Indenture, dated as of July 26,
2004,  between the Company and The Bank of New York,  as trustee and  collateral agent, as the same may be amended and restated from time to time.

                                      -3-

          "DEBTOR" and "DEBTORS"  have the meanings set forth in the preamble to this Agreement.

          "DEPOSIT  ACCOUNT" means any deposit  account (as that term is defined in the Code).

          "DISPOSITION"  shall have the meaning  ascribed to the term Asset Sale in the  Loan  Agreement,  and  the  words  "DISPOSE"  and  "DISPOSAL"  shall  be interpreted similarly.

          "EQUIPMENT"  means equipment (as that term is defined in the Code) and includes machinery,  machine tools, motors,  furniture,  furnishings,  fixtures, vehicles (including motor vehicles),  computer hardware, tools, parts, and goods
(other than consumer  goods,  farm products,  or Inventory),  wherever  located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "EXCLUDED   ASSETS"  is  defined  in  the   definition   of  the  term
"Collateral".

          "GENERAL  INTANGIBLES"  means  general  intangibles  (as that  term is defined  in the Code),  including  limited  liability  and  limited  partnership interests,  payment  intangibles,  contract  rights,  rights to payment,  rights arising under common law, statutes, or regulations,  choses or things in action,
goodwill,  patents,  trade  names,  trade  secrets,  trademarks,   servicemarks,
copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists,  rights to payment and other rights under  any  royalty  or  licensing  agreements,  infringement  claims,  computer
programs,   information   contained  on  computer  disks  or  tapes,   software,
literature,  reports, catalogs,  insurance premium rebates, tax refunds, and tax refund  claims,  and any other personal  property  other than Accounts,  Deposit
Accounts, goods, Investment Property, and Negotiable Collateral.

          "GOVERNING   DOCUMENTS"  means,  with  respect  to  any  Person,   the
certificate  or  articles of  incorporation,  by-laws,  or other  organizational documents of such Person.

          "GOVERNMENTAL  AUTHORITY"  means any federal,  state,  local, or other governmental or administrative  body,  instrumentality,  board,  department,  or agency or any court,  tribunal,  administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 8.3.

          "INDEMNIFIED PERSON" has the meaning set forth in SECTION 8.3.

          "INSOLVENCY  PROCEEDING" means any proceeding  commenced by or against any Person under any provision of the  Bankruptcy  Code or under any other state or  federal  bankruptcy  or  insolvency  law,  assignments  for the  benefit  of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization,  arrangement, or other similar relief.

                                      -4-

          "INTELLECTUAL PROPERTY" means, with respect to any Debtor, all of such
Debtor's right,  title and interest in and to all of the following now owned and existing and hereafter  arising,  created or acquired  property and products and proceeds thereof:

               (i)  patents   and  patent   applications,   including,   without
          limitation,  rights in the inventions and  improvements  described and claimed therein, and those patents listed on EXHIBIT A attached hereto and  hereby  made a part  hereof,  and  (a) all  reissues,  divisions, continuations, renewals, extensions and continuations-in-part thereof,
          (b) all income,  royalties,  damages,  proceeds  and  payments now and hereafter  due or payable  under or with respect  thereto,  including,
          without   limitation,   damages  and   payments  for  past  or  future
          infringements  thereof,  (c) the  right to sue for past,  present  and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing  patents and  applications, together  with the items  described in clauses  (a)-(d) of this clause
          (i), are sometimes  hereinafter referred to individually as a "PATENT"
          and, collectively, as the "PATENTS"); and

               (ii) trademarks, trademark registrations, trademark applications, trade names and tradestyles,  brand names, service marks, service mark
          registrations  and  service  mark  applications,   including,  without
          limitation,  the trademarks,  trade names, brand names,  service marks and  applications  and  registrations  thereof  listed  on  EXHIBIT  B attached hereto and hereby made a part hereof, and (a) all renewals or extensions thereof, (b) all income, royalties,  proceeds,  damages and payments  now and  hereafter  due or  payable  with  respect  thereto, including, without limitation, damages and payments for past or future infringements  thereof,  (c) the  right to sue for past,  present  and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names and
          tradestyles,   brand  names,   service  marks  and   applications  and
          registrations  thereof,  together with the items  described in clauses
          (a)-(d) of this clause (ii),  are  sometimes  hereinafter  referred to individually as a "TRADEMARK" and, collectively, as the "TRADEMARKS");
          and

               (iii)  rights under or  interests  in any patent,  trademark,  or copyright  license  agreements  with any other Person (to the extent a security  interest may be granted in such rights without violating the terms  of any  such  license  agreement)  with  respect  to any of the
          Intellectual Property or any other patent, trademark,  service mark or any  application  or  registration  thereof or any other trade name or tradestyle  between  such Debtor and any other  Person,  whether  such
          Debtor is a licensor or  licensee  under any such  license  agreement, including,  without  limitation,  the  licenses  listed  on  EXHIBIT C attached  hereto and hereby made a part  hereof (all of the  foregoing license agreements and such Debtor's rights thereunder are referred to collectively as the "LICENSES"); and

               (iv) the goodwill of such Debtor's  business  connected  with and symbolized by the Trademarks; and

                                      -5-

               (v)   copyrights,    copyright    registrations   and   copyright
          applications,  used in the  United  States and  elsewhere,  including,
          without   limitation,   the  copyright   registrations  and  copyright
          applications  listed on  EXHIBIT  D  attached  hereto  and made a part hereof,  and (a)  renewals  or  extensions  thereof,  (b) all  income, royalties, proceeds, damages and payments now and hereafter due and/or payable with respect thereto, including,  without limitation,  damages and payments for past or future  infringements  thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all
          rights  corresponding   thereto  throughout  the  world  (all  of  the
          foregoing   copyrights,    copyright   registrations   and   copyright
          applications,  together with the items  described in clauses  (a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "COPYRIGHTS"); and

               (vi) all trade secrets, formulas,  processes,  devices, know-how, or compilations of information  (including  technical  information and non-technical information such as customer lists and marketing plans), collectively referred to as trade secrets,  which are not available to others and which are maintained as  confidential  by such Debtor,  and the right to prevent  misappropriation  and  unauthorized  disclosures thereof and all rights corresponding thereto throughout the world (all of the  foregoing  trade secrets and  associated  rights are sometimes hereinafter individually and/or collectively referred to as the "TRADE
          SECRETS").

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement,  dated as of January 10, 2005,  among the Debtors,  the Convertible  Note Collateral Agent and the Agent,  as amended and  restated  from time to time.

          "INVENTORY" means inventory (as that term is defined in the Code).

          "INVESTMENT  PROPERTY"  means  investment  property  (as that  term is defined in the Code).

          "LOAN DOCUMENTS" means,  collectively,  the Loan Agreement, the Notes, this Agreement and the other Security Documents.

          "NEGOTIABLE  COLLATERAL"  means  letters of  credit,  letter of credit rights,  instruments,  promissory notes,  drafts,  documents,  and chattel paper
(including electronic chattel paper and tangible chattel paper).

          "OBLIGATIONS" means all debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts owed by any Debtor pursuant hereto), obligations (including indemnification obligations), fees, charges, costs, reasonable expenses (including any expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants, and duties of any kind and description owing by any Debtor to the
Agent or any other Secured Party pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all reasonable expenses that any Debtor is required to pay or reimburse by the Loan

                                      -6-

Documents,  by  law,  or  otherwise.  Any  reference  in this  Agreement  to the
Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

          "PERMITTED  DISPOSITIONS" means Dispositions consummated in accordance with the terms of Section 8.8 of the Loan Agreement.

          "PERMITTED  PROTEST" means the right of any Debtor to protest any Lien
(other than any Lien that  secures the  Obligations),  taxes (other than payroll taxes or taxes that are the subject of a United  States  federal  tax lien),  or rental  payment,  provided that (a) a reserve with respect to such obligation is established  on the Books of such  Debtor in such  amount as is  required  under
GAAP, (b) any such protest is instituted  promptly and prosecuted  diligently by such Debtor in good faith, and (c) while any such protest is pending, there will be no  impairment  of the  enforceability,  validity,  or priority of any of the
Agent's Liens.

          "RECORD" means  information  that is inscribed on a tangible medium or which  is  stored  in an  electronic  or  other  medium  and is  retrievable  in perceivable form.

          "SECURED PARTIES" means, collectively, the Agent and the Banks.

          "SECURITIES  ACCOUNT"  means a  securities  account  (as that  term is defined in the Code).

          "SUPPORTING  OBLIGATION" means a  letter-of-credit  right or secondary obligation  that  supports  the payment or  performance  of an Account,  chattel paper, document, General Intangible, instrument, or Investment Property.

          "UNITED STATES" means the United States of America.

          "VOIDABLE TRANSFER" has the meaning set forth in SECTION 12.7.

     1.2.  CODE.  Any terms used in this  Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein;  provided,  however,  that to the extent that the Code is used to define any term herein and such term is defined  differently  in different  Articles of the Code, the definition of such term contained in Article 9 shall govern.

     1.3.  CONSTRUCTION.  Unless the context of this Agreement  clearly requires otherwise,  references  to the plural  include the  singular,  references to the singular  include the  plural,  the terms  "includes"  and  "including"  are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning  represented  by the  phrase  "and/or."  The words  "hereof,"  "herein,"
"hereby,"  "hereunder,"  and  similar  terms  in this  Agreement  refer  to this
Agreement  as a whole and not to any  particular  provision  of this  Agreement.
Section, subsection, clause, schedule, and exhibit references herein are to this
Agreement  unless  otherwise  specified.  Any reference in this Agreement to any agreement,  instrument,  or document shall include all alterations,  amendments,
changes,  extensions,  modifications,  renewals,  replacements,   substitutions,
joinders,  and supplements,  thereto and thereof,  as applicable (subject to any
restrictions   on   such   alterations,    amendments,    changes,   extensions,
modifications, renewals, replacements,  substitutions, joinders, and supplements

                                      -7-

set forth herein). Any reference herein to the satisfaction or repayment in full of the  Obligations  shall mean the repayment in full in cash of all Obligations other than contingent indemnification  Obligations.  Any reference herein to any
Person shall be construed to include such Person's  successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record  transmitted  shall constitute a  representation  and warranty  as to the  accuracy  and  completeness  of the  information  contained therein.

     1.4.  SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   CREATION OF SECURITY INTEREST.

     2.1.  GRANT OF SECURITY  INTEREST.  Each Debtor hereby grants to the Agent, for the benefit of itself and the other Secured Parties,  a continuing  security interest in all of its right,  title, and interest in all currently existing and hereafter  acquired  or  arising  Collateral  of such  Debtor in order to secure prompt  repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan  Documents and in order to secure prompt  performance by such Debtor of each of its covenants and duties under the Loan Documents. The
Agent's  Liens in and to the  Collateral  of such  Debtor  shall  attach  to all
Collateral of such Debtor without any further action on the part of the Agent or such Debtor.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding,  except for Permitted Dispositions,  no Debtor has any  authority,  express  or  implied,  to Dispose of any item or portion of the
Collateral.

     2.2.  NEGOTIABLE  COLLATERAL.  In the  event  that any  Collateral  of any
Debtor,   including  proceeds,   is  evidenced  by  or  consists  of  Negotiable
Collateral,  and to the extent  that the  perfection  or priority of the Agent's security interest is dependent on or enhanced by possession,  such Debtor, shall endorse and deliver  physical  possession of such Negotiable  Collateral with an individual  value in  excess  of  $20,000  to the  Agent to be  administered  in accordance with the terms of the Intercreditor Agreement.

     2.3.  COLLECTION  OF  ACCOUNTS,   GENERAL   INTANGIBLES,   AND  NEGOTIABLE
COLLATERAL.  At any time after the occurrence and during the  continuation of an
Event of  Default,  the Agent or the  Agent's  designee  may (a) notify  Account
Debtors of such Debtor that such Debtor's  Accounts,  chattel paper,  or General
Intangibles  have been  assigned  to the Agent or that the Agent has a  security interest  therein,  or (b) collect such Debtor's  Accounts,  chattel  paper,  or
General  Intangibles  directly and the collection  costs and expenses arising in connection therewith shall be for the account of such Debtor. Each Debtor agrees that it will hold in trust for the Agent,  as the  Agent's  trustee,  any of its
Collections  that it receives and immediately  will deliver such  Collections at any time that an Event of Default is  outstanding to the Agent in their original form as received by such Debtor (together with any necessary endorsements).

     2.4.  FILING OF FINANCING STATEMENTS;  COMMERCIAL TORT CLAIMS; DELIVERY OF
ADDITIONAL DOCUMENTATION REQUIRED.

          (a) Each  Debtor  shall and  hereby  authorizes  the Agent to file any financing  statement  necessary  or  desirable to  effectuate  the  transactions contemplated by the Loan Documents,  and any continuation statement or amendment

                                      -8-

with respect thereto, in any appropriate filing office; provided,  however, that no such authorization shall obligate the Agent to make any such filing.

          (b) If any Debtor  acquires any commercial  tort claims after the date hereof for a claim of at least  $20,000,  such Debtor shall promptly (but in any event within 5 Business Days after such  acquisition) (i) deliver to the Agent a written  description of such commercial  tort claim,  (ii) execute and deliver a supplement  to this  Agreement,  pursuant  to which such  Debtor  shall  grant a perfected  security  interest in all of its right,  title and interest in and to such  commercial  tort claim to the Agent,  as security for the  Obligations  (a
"COMMERCIAL  TORT  CLAIM  ASSIGNMENT")  and  (iii)  not  in  limitation  but  in furtherance  of clause (c) below,  file a financing  statement or amendment to a previously filed and effective  financial  statement  describing such commercial tort claim with sufficient  particularity to the extent necessary to perfect the
Agent's Lien therein.

          (c)  Each  Debtor  shall  prepare,  execute  and  deliver  to,  and if
applicable,   file,  any  and  all  financing  statements,   original  financing
statements  in  lieu  of  continuation   statements,   amendments  to  financing
statements,   fixture  filings,  security  agreements,   pledges,   assignments,
Commercial Tort Claim  Assignments,  endorsements of certificates of title,  and all  other  documents  (collectively,  the  "ADDITIONAL  DOCUMENTS")  as  may be necessary (and to the extent the Agent is a party thereto, in form and substance reasonably  satisfactory  to the Agent) to create,  perfect,  and  continue  the perfection of or to improve the priority of the Agent's Liens in the  Collateral of such Debtor  (whether now owned or hereafter  arising or acquired or tangible or  intangible),  or to fully  consummate all of the  transactions  contemplated hereby and under the other Loan Documents.  Not in limitation but in furtherance of  the  foregoing,  each  Debtor  shall  comply  with  its  obligations  in the immediately preceding sentence as such obligations relate to the preparation and filing by it of a Code financing statement,  together with any applicable filing fees, within 10 days of the date hereof (or if later, the date it became a party hereto) in the applicable filing office,  and following the filing thereof shall provide the Agent with evidence of the same. To the maximum extent  permitted by applicable law, such Debtor  authorizes the Agent to execute any such Additional
Documents in such Debtor's name and  authorizes  the Agent to file such executed
Additional Documents in any appropriate filing office;  provided,  however, that no such  authorization  shall  obligate  the Agent to take any such  action.  In addition,  no less frequently  than annually,  each Debtor shall (i) provide the
Agent  with  a  report  of  all  new  material  patents,   patent  applications,
trademarks,   trademark  applications,   copyrights  or  copyright  applications
acquired or generated  by such Debtor  during the prior period and (ii) cause to be prepared,  executed, and delivered to the Agent supplemental schedules to the
applicable  Security  Documents  to  identify  such  patents,   copyrights,  and
trademarks  as being  subject  to the  security  interests  created  thereunder;
provided,  however,  that no Debtor shall register or apply to register with (A)
the United  States  Copyright  Office any  unregistered  copyrights  (whether in existence on the Closing Date or  thereafter  acquired,  arising,  or developed)
unless within 30 days of any such  registration or application for registration, such Debtor  executes and delivers to the Agent and files with the United States
Copyright   Office  a  copy  of  this  Agreement  in  proper  form  for  filing, supplemental schedules to this Agreement,  or such other documentation as may be necessary  in order to perfect and  continue  the  perfection  of or protect the
Agent's Liens on such copyrights  following such  registration or (B) the United
States  Patent and  Trademark  Office  any  unregistered  patents or  trademarks

                                      -9-

(whether in existence on the Closing Date or thereafter  acquired,  arising,  or developed)  unless within 30 days of any such  registration  or application  for registration, the applicable Person executes and delivers to the Agent and files with the United States Patent and Trademark  Office a copy of this  Agreement in proper form for filing,  supplemental schedules to this Agreement, or such other documentation  as  may be  necessary  in  order  to  perfect  and  continue  the perfection  of or  protect  the  Agent's  Liens on such  patents  or  trademarks following  such  registration.  Each  Debtor,  to  the  extent  it  executes  an intellectual  property and security  agreement,  shall submit such  intellectual property  and security  agreement  for filing with the United  States  Copyright
Office or the United States Patent and Trademark Office, as applicable, together with all necessary  filing,  registration or similar fees, within 15 days of the date of the execution  thereof,  and  following  such  submission  thereof shall provide the Agent with evidence of the same.

     2.5. POWER OF ATTORNEY. Each Debtor hereby irrevocably makes,  constitutes, and appoints the Agent (and any of the Agent's  officers,  employees,  or agents designated by the Agent) as such Debtor's true and lawful  attorney,  with power to (a) if such Debtor  refuses to, or fails timely to execute and deliver any of the  documents  described in SECTION 2.4, sign the name of such Debtor on any of the documents described in SECTION 2.4, (b) at any time that an Event of Default has occurred and is  continuing,  sign such Debtor's name on any invoice or bill of lading  relating to the  Collateral of such Debtor,  drafts  against  Account
Debtors,  or notices to Account  Debtors,  (c) send requests for verification of such Debtor's  Accounts at any time when an Event of Default has occurred and is continuing,  (d)  endorse  such  Debtor's  name  on  any of  its  payment  items
(including all of its  Collections)  that may come into the Agent's  possession,
(e) at any time that an Event of Default has occurred and is  continuing,  make, settle, and adjust all claims under such Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing,  settle and adjust disputes and claims respecting such Debtor's Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that the  Agent  determines  to be  reasonable,  and the  Agent  may cause to be executed and delivered  any documents and releases that the Agent  determines to be necessary.  The appointment of the Agent as such Debtor's attorney,  and each and every one of its rights and  powers,  being  coupled  with an  interest,  is irrevocable until all of the Obligations (other than contingent  indemnification obligations) have been paid and performed in full.

     2.6. RIGHT TO INSPECT.  The Agent (through any of its officers,  employees, or agents)  shall have the right (but not the  obligation)  to inspect the Books and make  copies or  abstracts  thereof and to check,  test,  and  appraise  the
Collateral,  or any portion thereof,  in order to verify each Debtor's financial condition  or the amount,  quality,  value,  condition  of, or any other  matter relating to, the Collateral at such reasonable  times and intervals as the Agent may designate, and so long as no Default or Event of Default has occurred and is continuing,  with reasonable prior notice.  Not in limitation but in furtherance of the immediately preceding sentence, the Agent shall have the right to inspect each  Debtor's  premises  and  to  examine  such  Debtor's  books,  records  and
operations,   including,  without  limitation,  such  Debtor's  quality  control processes,  and each Debtor  agrees (i) to  maintain  the quality of any and all products in connection with which the material  Trademarks are used,  consistent with  the  quality  of  said  products  (as  determined  by such  Debtor  in its commercially  reasonable  business judgment) and (ii) to provide the Agent, upon the Agent's  reasonable  request  from time to time,  with a  certificate  of an officer of such Debtor certifying such Debtor's compliance with the foregoing.

                                      -10-

     2.7.  CONTROL  AGREEMENTS.  Each  Debtor  agrees  that  it  will  take  all commercially  reasonable  steps in order  for the  Agent to  obtain  control  in accordance with Sections 8-106,  9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its Securities Accounts, Deposit Accounts,  electronic chattel paper,  Investment  Property,  and  letter-of-credit  rights (other than Deposit
Accounts and Securities  Accounts having an average closing balance of less than
(i) $20,000,  individually, or (ii) $50,000, in the aggregate, in each case, for any five  consecutive  Business Day period).  Upon the occurrence and during the continuance of an Event of Default,  the Agent may notify any bank or securities intermediary  subject to a Control Agreement to liquidate the applicable Deposit
Account or Securities Account or any related Investment  Property  maintained or held thereby and remit the proceeds thereof to the Agent.

3.   REPRESENTATIONS AND WARRANTIES.

          In order to induce the Agent to enter into this Agreement, each Debtor makes the following  representations  and warranties to the Agent which shall be true,  correct,  and  complete,  in all material  respects,  as of the date such
Debtor became a party hereto,  and such  representations  and  warranties  shall survive the execution and delivery of this Agreement:

     3.1. AS TO EQUITY  INTERESTS OF SUBSIDIARIES.  The Collateral  comprised of
Capital  Stock of any Issuer that is (a) a  Subsidiary  of such Debtor and (b) a general  partnership,  limited  partnership or limited liability company (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly  providing that they are securities governed by Article
8 of the Code as in effect in the  jurisdiction in which such Issuer was formed, and  (iii)  are not  investment  company  securities,  and are  not,  therefore,
"securities" governed by Article 8 of the Code.

     3.2. NO  ENCUMBRANCES.  Such Debtor has good and marketable  title to, or a valid  leasehold  interest in, its personal  property  assets and such  personal property  assets of such Debtor is free and clear of Liens except for  Permitted
Liens.

     3.3. EQUIPMENT. All of the Equipment of such Debtor is used or held for use in its business and, except for Equipment that is substantially worn, damaged or obsolete, is fit for such purposes.

     3.4.  LOCATION OF INVENTORY AND EQUIPMENT.  The Inventory of such Debtor is located at the  locations  identified  on SCHEDULE 3.4 (as such  Schedule may be updated pursuant to SECTION 4.3).

     3.5.  INVENTORY  RECORDS.  Such Debtor keeps  correct and accurate  records itemizing and  describing the type,  quality,  and quantity of its Inventory and the book value thereof.

     3.6.  STATE  OF   INCORPORATION;   LOCATION  OF  CHIEF  EXECUTIVE   OFFICE;
ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

          (a) The  jurisdiction  of  organization of such Debtor is set forth on
SCHEDULE 3.6(a).

                                      -11-

          (b) The chief  executive  office  of such  Debtor  is  located  at the address  indicated on SCHEDULE 3.6(b) (as such Schedule may be updated  pursuant to SECTION 4.3).

          (c) Such Debtor's  organizational  identification numbers, if any, are identified on SCHEDULE 3.6(c).

          (d) As of the date such Debtor became a party hereto,  such Debtor did not hold any  commercial  tort claims,  except as set forth on SCHEDULE  3.6(d).

     3.7. DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Such Debtor is duly  organized  and existing and in good  standing under the laws of the  jurisdiction  of its  organization  and  qualified  to do business in any state where the failure to be so qualified  reasonably  could be expected  to have a material  adverse  effect on (A) the  properties,  business, operations,  earnings, assets, liabilities or condition (financial or otherwise)
of the Company and its  Subsidiaries,  taken as a whole, (B) the ability of such
Debtor to  perform  its  obligations  in all  material  respects  under any Loan
Document or (C) the consummation of any of the transactions  contemplated  under any of the Loan Documents (each, a "MATERIAL ADVERSE EFFECT").

          (b) Set forth on SCHEDULE  3.7(b) is a complete and  accurate  list of such Debtor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their  organization,  (ii) the number of shares of each  class of Capital  Stock authorized  for  each  of  such  Subsidiaries,  and  (iii)  the  number  and the percentage  of the  outstanding  shares of each such  class  owned  directly  or indirectly  by such Debtor.  All of the  outstanding  Capital Stock of each such
Subsidiary that is a corporation has been,  validly issued and is fully paid and non-assessable.

          (c)   Except  as  set  forth  on   SCHEDULE   3.7(b),   there  are  no
subscriptions,  options,  warrants,  or calls  relating  to any  shares  of such
Debtor's  Subsidiaries'  Capital  Stock,  including  any right of  conversion or exchange  under  any  outstanding  security  or  other  instrument.  None of the
Debtor's Subsidiaries is subject to any obligation  (contingent or otherwise) to
repurchase  or  otherwise   acquire  or  retire  any  shares  of  such  Debtor's
Subsidiaries' Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

     3.8. DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution,  delivery,  and  performance by such Debtor of this
Agreement  and the other  Loan  Documents  to which it is a party have been duly authorized by all necessary action on the part of such Debtor.

          (b) The execution,  delivery,  and  performance by such Debtor of this
Agreement  and the other Loan  Documents  to which it is a party do not and will not (i) violate any  provision  of federal,  state,  or local law or  regulation applicable to such Debtor, the Governing Documents of such Debtor, or any order, judgment, or decree of any court or other Governmental Authority binding on such
Debtor,  except where such violation  could not reasonably be expected to have a
Material  Adverse  Effect,  (ii)  conflict  with,  result  in a  breach  of,  or constitute  (with  due  notice  or lapse of time or both) a  default  under  any contractual  obligation  of such  Debtor,  except such  conflict or breach which

                                      -12-

could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or  imposition  of any Lien of any nature  whatsoever upon any  properties or assets of such Debtor,  other than Permitted  Liens,  or
(iv) require any approval of the holders of such  Debtor's  Capital Stock or any approval  or consent  of any Person  under any  contractual  obligation  of such
Debtor,  other than (x) consents or approvals  that have been  obtained and that are still in force and effect and (y) those  consents and  approvals the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

          (c) Other than the filing of financing  statements and the recordation of the Mortgages,  the execution,  delivery,  and  performance by such Debtor of this  Agreement and the other Loan  Documents to which such Debtor is a party do not and will not require any  registration  with,  consent,  or approval  of, or notice to, or other action with or by, any  Governmental  Authority,  other than
(x)  consents or approvals  that have been  obtained and that are still in force and effect and (y) those  consents and approvals the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

          (d) This  Agreement and the other Loan  Documents to which such Debtor is a party,  and all other  documents  contemplated  hereby  and  thereby,  when executed  and  delivered  by such Debtor  will be the legally  valid and binding obligations of such Debtor,  enforceable  against such Debtor in accordance with their  respective  terms,  except as  enforcement  may be limited  by  equitable principles or by bankruptcy, insolvency, reorganization,  moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The  Agent's  Liens on the  Collateral  of such Debtor are validly created,  perfected, and, subject to the Intercreditor Agreement, first priority liens, subject only to Permitted Liens.

     3.9. INTELLECTUAL PROPERTY.

          (a) To such Debtor's  knowledge,  such Debtor owns, or holds  licenses in, all  trademarks,  trade names,  copyrights,  patents and  licenses  that are
necessary  to  the  conduct  of  its  business  as  currently   conducted.   The
Intellectual  Property  listed  on  EXHIBITS  A,  B,  C,  and  D,  respectively, constitute all of the Registered Intellectual Property now owned by such Debtor, and the Intellectual Property listed on EXHIBIT C constitute all of the material
Licenses now owned by such Debtor.

          (b)  None  of the  issued  patents,  patent  applications,  registered
trademarks,   trademark   applications,   registered   copyrights  or  copyright
applications  (collectively,  the  "REGISTERED  INTELLECTUAL  PROPERTY") of such
Debtor has been adjudged  invalid or  unenforceable  nor has any such Registered
Intellectual  Property of such Debtor been  cancelled,  in whole or in part, and each such Intellectual Property of such Debtor is presently subsisting.

          (c) To the knowledge of such Debtor, none of the Intellectual Property of such Debtor  infringes  upon the rights or property of any other Person or is currently being challenged in any way.

                                      -13-

          (d)  There  are no  pending  or,  to the  knowledge  of  such  Debtor, threatened claims, litigation, proceedings or other investigations regarding any of the Intellectual Property of such Debtor.

          (e)  Each of the  Intellectual  Property  material  to  such  Debtor's business  is  valid  and  enforceable,  and such  Debtor  has  adopted  adequate precautions  to  protect  its Trade  Secrets  from  unauthorized  or  accidental disclosure.

          (f) Such  Debtor is the sole and  exclusive  owner of the  entire  and unencumbered  right,  title and interest in and to the  Registered  Intellectual
Property  of such  Debtor,  free and  clear of any  liens,  security  interests, mortgages, charges and encumbrances,  including,  without limitation,  licenses, consent-to-use  agreements,  shop rights and covenants by such Debtor not to sue third Persons (except for Permitted Liens).

          (g) Such Debtor has adopted,  used and is  currently  using all of the
Trademarks, and, to the knowledge of such Debtor, such Debtor's use thereof does not infringe the intellectual property rights of any person or entity.

          (h) Such  Debtor has no written  notice or  knowledge  of any suits or actions  commenced or threatened  with reference to or in connection with any of the Intellectual Property of such Debtor.

          (i) No trademark  opposition  or  cancellation  proceedings  have been filed in the prior  three  years with the  United  States  Patent and  Trademark
Office against any of the Trademarks of such Debtor.

          (j) The  Licenses  of such  Debtor,  complete  copies of which will be provided  to the  Agent  at its  request,  are  valid  and  binding  agreements, enforceable in accordance  with their terms  (subject,  as to the enforcement of remedies, to applicable bankruptcy, reorganization,  insolvency and similar laws from time to time in effect). Each of the material Licenses of such Debtor is in full  force  and  effect  and has not been  amended  or  abrogated  and,  to the knowledge of such Debtor,  there is no default under any of the Licenses of such
Debtor.

     3.10. DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS.  Set forth on SCHEDULE 3.10
(as such  schedule  may be amended  from time to time by such Debtor and, to the extent  required by SECTION 2.7  consented  to by the Agent as  evidenced by the execution and delivery by such Debtor, the applicable securities intermediary or bank and the Agent of a Control  Agreement) is a listing of all of such Debtor's
Deposit Accounts and Securities Accounts,  including,  with respect to each bank or securities  intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities  Accounts  maintained with such Person.

4.   AFFIRMATIVE COVENANTS.

          Each Debtor  covenants  and agrees that,  until payment in full of the
Obligations  (other than contingent  indemnification  obligations),  such Debtor shall do all of the following:

                                      -14-

     4.1. MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are  necessary  or useful in the proper  conduct to its  business  in good working order and condition,  ordinary wear and tear excepted, and comply at all times  with the  provisions  of all  material  leases  to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     4.2. INSURANCE.

          (a) At such Debtor's expense, maintain insurance respecting its assets wherever  located,  covering loss or damage by fire, theft,  explosion,  and all other hazards and risks and in such amounts as ordinarily are insured against by other Persons engaged in the same or similar businesses.  Such Debtor also shall
maintain  business  interruption,   public  liability,   and  product  liability
insurance,  as well as insurance  against  larceny,  embezzlement,  and criminal misappropriation.  Such  Debtor  shall  deliver  copies of all such  policies or certificates  of insurance  evidencing the same to the Agent with an endorsement naming the Agent as loss  payee  (under a  satisfactory  lender's  loss  payable endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement  shall contain a clause  requiring the insurer to give not less than
30 days prior written  notice to the Agent in the event of  cancellation  of any such policy for any reason whatsoever.

          (b) Such Debtor shall give the Agent  prompt  notice of any loss in an amount in excess of $20,000  covered by such  insurance.  If an Event of Default shall have occurred and is outstanding, the Agent shall have the exclusive right
(but not the  obligation)  to adjust any losses claimed under any such insurance policies,  without any  liability to such Debtor  whatsoever  in respect of such adjustments.  Any monies  received as payment  for any loss under any  insurance policy mentioned above (other than liability  insurance  policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be  deposited  into a Deposit  Account of such  Debtor  with  respect to which a
Control  Agreement is in effect unless  directed by the Agent to be paid over to the Agent at any time an Event of Default is  outstanding,  in which case,  such payment shall be paid over to the Agent.

          (c) Such Debtor will not take out  separate  insurance  concurrent  in form or  contributing  in the event of loss with that  required to be maintained under this SECTION 4.2,  unless the Agent is included  thereon as an  additional insured or loss payee under a lender's  loss  payable  endorsement.  Such Debtor promptly shall notify the Agent  whenever such separate  insurance is taken out, specifying  the  insurer  thereunder  and full  particulars  as to the  policies evidencing  the same, and copies of such policies or  certificates  of insurance evidencing the same shall be promptly provided to the Agent.

     4.3. LOCATION OF INVENTORY AND EQUIPMENT.  Keep such Debtor's Inventory and
Equipment  only at the  locations  identified  on  SCHEDULE  3.4  and its  chief executive offices only at the locations identified on SCHEDULE 3.6(B); provided, however,  that such Debtor may amend SCHEDULE 3.4 and SCHEDULE 3.6(B) so long as such amendment occurs by prompt written notice to the Agent, so long as such new location is within the continental United States or Canada.

     4.4. NEW  INTELLECTUAL  PROPERTY.  If, before all  Obligations  (other than contingent indemnification  obligations) shall have been satisfied in full, such
Debtor shall (i) become aware of any existing Registered  Intellectual  Property of such Debtor of which such Debtor has not previously  informed the Agent, (ii)

                                      -15-

obtain rights to any Registered  Intellectual Property, or (iii) become entitled to the benefit of any material  Intellectual  Property  which  benefit is not in existence on the date  hereof,  the  provisions  of this  Agreement  above shall automatically  apply  thereto  and such  Debtor  shall give to the Agent  prompt written  notice  thereof.  Such Debtor shall  prepare an amendment  (in form and substance  reasonably  satisfactory to the Agent) to EXHIBITS A, B, C, and D, as applicable,  to include any such  Intellectual  Property,  and such Debtor shall file or refile this Agreement with the United States Patent and Trademark Office and United States Copyright Office. Such Debtor shall promptly execute,  deliver and file with any  necessary  Governmental  Authority  any and all documents and instruments necessary or advisable to record or preserve the Agent's interest in all  Intellectual  Property  added to  EXHIBITS  A, B, C, and D pursuant to this
Section.

     4.5.  DUTIES OF SUCH DEBTOR.  Such Debtor shall have the duty to the extent commercially  reasonable  and in such  Debtor's  good faith  business  judgment, desirable:  (i) to file and  prosecute to  diligently  any patent,  trademark or service  mark  applications  of such  Debtor  pending  as of the date  hereof or
hereafter   until  all  Obligations   (other  than  contingent   indemnification
obligations)  shall have been paid in full, (ii) except as otherwise provided in the Loan  Agreement  or any other Loan  Document,  to preserve  and maintain all rights in the material Intellectual Property of such Debtor (including,  but not limited to, with respect to  Trademarks,  the filing of  affidavits  of use and, incontestability,  where applicable,  under ss.ss.8 and 15 of the Lanham Act (15
U.S.C. ss. 1058, 1065) and renewals and, to the extent commercially  reasonable, initiating opposition or cancellation proceedings or litigation against users of the same or  confusingly  similar marks who  seriously  threaten the validity or rights of such Debtor in its material Trademarks),  and (iii) to ensure that the
Registered Intellectual Property of such Debtor is and remains enforceable. Such
Debtor shall not knowingly or unreasonably  abandon any right to file a material patent,  trademark or service mark  application,  or abandon any pending  patent application,  or any other material Intellectual Property, of such Debtor unless such Debtor,  in the exercise of its commercially  reasonable  business judgment determines  that such  abandonment  will not  materially  and adverse effect its business.

     4.6.  FOREIGN PATENTS,  COPYRIGHTS AND TRADEMARKS.  Upon the occurrence and during the  continuance of an Event of Default,  at the request of the Agent and at  the  sole  cost  and  expense  (including,  without  limitation,  reasonable attorneys' fees) of such Debtor,  such Debtor shall take all actions and execute and  deliver  any and all  instruments,  agreements,  assignments,  certificates and/or documents,  reasonably  required by the Agent to collaterally  assign any and all of such Debtor's foreign patent,  copyright and trademark  registrations and applications  now owned or hereafter  acquired to and in favor of the Agent.
Upon the execution and delivery of any such collateral assignments or documents, the terms "Patents",  "Copyrights", and "Trademarks" as used herein with respect to such Debtor  shall  automatically  be deemed  amended to include such foreign patent,  copyright  and trademark  registrations  and  applications  without any action required by any person or entity.

     4.7. POST-CLOSING INTELLECTUAL PROPERTY SEARCHES. Each Debtor shall provide to the Agent true and complete copies of intellectual property searches from the
United States Patent and Trademark Office relating to such Debtor within 30 days of the date hereof.

                                      -16-

5.   NEGATIVE COVENANTS.

          Each Debtor  covenants and agrees that, until the Obligations are paid and performed in full (other than contingent indemnification obligations),  such
Debtor will not do any of the following:

     5.1. DISPOSAL OF ASSETS. Other than Permitted Dispositions,  Dispose of any of such Debtor's assets.

     5.2. CHANGE NAME. Change such Debtor's name, organizational  identification number,  state of  organization  or  organizational  identity unless such Debtor shall within ten Business Days of any such change provide  written notice to the
Agent of such change and file any financing  statements  or  amendments  thereto necessary to continue the perfection and priority of the Agent's Liens.

     5.3. DEPOSIT ACCOUNTS AND SECURITIES  ACCOUNTS.  Maintain,  on or after the date  that is 30 days  following  the  Closing  Date,  any  Deposit  Account  or
Securities  Account having an average  closing balance in excess of (i) $20,000, individually,  or (ii) $50,000,  in the  aggregate,  in each case,  for any five consecutive Business Day period unless such Debtor and the applicable securities intermediary  or bank have  entered  into a  Control  Agreement  governing  such
Deposit Account o Securities Account, as the case may be, in order to perfect or improve the priority of the Agent's Liens therein.

     5.4.  RESTRICTIONS  ON FUTURE  AGREEMENTS.  Except as  otherwise  permitted pursuant to the Loan Agreement,  without the prior written consent of the Agent,
Dispose, grant a Lien on, encumber or assign any or all of, or grant any license or sublicense under (other than as commercially reasonable in such Debtor's good faith business  judgment),  the Intellectual  Property of such Debtor,  or enter into any other  agreement  with  respect to the  Intellectual  Property  of such
Debtor,  and such Debtor  further  agrees that it shall not  knowingly  take any action or  knowingly  permit  any  action to be taken by others  subject  to its control, including, without limitation,  licensees or sublicensees, or knowingly fail to take any action,  which would materially,  diversely affect the validity or enforcement of the Agent's  rights subject to this  Agreement,  other than in the ordinary course of business.

6.   AGENT'S RIGHTS AND REMEDIES.

     6.1. RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default,  the Agent (at its election (or at the  direction of the
Required  Banks but  without  notice of its  election  (or such  direction)  and without  demand) may (but shall not be  obligated  to) do any one or more of the following, all of which are authorized by each Debtor:

          (a) Proceed directly and at once, without notice,  against such Debtor to collect  and  recover  the full  amount or any  portion  of the  Obligations, without first  proceeding  against any other Debtor,  or against any security or collateral for the Obligations;

          (b) Settle or adjust  disputes and claims  directly with such Debtor's
Account for amounts and upon terms which the Agent considers advisable;

                                      -17-

          (c) Cause such Debtor to hold all of its  returned  Inventory in trust for the Agent and  segregate  all such  Inventory  from all other assets of such
Debtor or in such Debtor's possession;

          (d) Without  notice to or demand upon such Debtor,  make such payments and do such acts as the Agent  considers  necessary or reasonable to protect its
security  interests  in  the  Collateral  (including,   without  limitation,  in
connection  with the filing or recording any documents  (including  all taxes in connection  therewith) in public offices, the payment or discharge of any taxes, counsel  fees,  maintenance  fees,  encumbrances  or  otherwise  in  protecting, maintaining  or  preserving  the  Intellectual  Property of such  Debtor,  or in defending or prosecuting any actions or proceedings arising out of or related to the  Intellectual  Property of such  Debtor,  shall be borne by and paid by such
Debtor on demand by the Agent on behalf of the Secured Parties and until so paid shall bear interest at the Past Due Rate set forth in the Loan Agreement).  Such
Debtor agrees to assemble the  Collateral if the Agent so requires , and to make the  Collateral  available to the Agent at a place that the Agent may  designate which is reasonably convenient to both parties. Such Debtor authorizes the Agent to enter the  premises  where the  Collateral  is located,  to take and maintain possession of the Collateral, or any part of it, and to pay, purchase,  contest, or compromise  any Lien that conflicts with the priority of the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection  therewith, which expenses  shall be for the account of such Debtor.  With respect to any of such Debtor's  owned or leased  premises,  such Debtor hereby grants the Agent a license  to enter  into  possession  of such  premises  and to occupy  the same, without  charge,  in order to  exercise  any of the  Agent's  rights or remedies provided herein, at law, in equity, or otherwise;

          (e)  Without  notice  to such  Debtor  (such  notice  being  expressly waived),  and without  constituting  an acceptance of any  collateral in full or partial  satisfaction of an obligation (within the meaning of the Code), set off and apply to the  Obligations  any and all (i)  balances  and  deposits  of such
Debtor held by the Agent,  or (ii)  Indebtedness at any time owing to or for the credit or the account of such Debtor held by the Agent;

          (f) Hold,  as cash  collateral,  any and all  balances and deposits of such Debtor held by the Agent to secure the full and final  repayment  of all of the Obligations (other than contingent indemnification obligations);

          (g) Ship, reclaim,  recover, store, finish, maintain,  repair, prepare for sale,  advertise for sale, and sell (in the manner  provided for herein) the
Collateral  of such Debtor.  Such Debtor hereby grants to the Agent a license or other right to use, without charge, such Debtor's labels,  patents,  copyrights, trade secrets, trade names,  trademarks,  service marks, and advertising matter, or any property of a similar  nature,  as it pertains to the  Collateral of such
Debtor,  in completing  production  of,  advertising  for sale,  and selling any
Collateral  of such Debtor and such  Debtor's  rights under all licenses and all franchise agreements shall inure to the Agent's benefit;

          (h) Sell all or any part of the  Collateral of such Debtor at either a public  or  private  sale,  or  both,  by  way  of  one  or  more  contracts  or transactions, for cash or on terms, in such manner and at such places (including such Debtor's premises) as is commercially reasonable.  It is not necessary that such Collateral of such Debtor be present at any such sale;

                                      -18-

          (i) Except in those  circumstances  where no notice is required  under the Code,  the Agent shall give notice of the  disposition  of the Collateral of such Debtor as follows:

               (i) The Agent  shall give such  Debtor a notice in writing of the time and place of public  sale,  or, if the sale is a private  sale or some other  disposition  other than a public sale is to be made of the
          Collateral of such Debtor, the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed,  postage prepaid,  to such  Debtor as  provided  in SECTION 9, at least 10 days before the earliest time of  disposition  set forth in the notice;  no notice  needs to be given prior to the  disposition  of any portion of the  Collateral  of such Debtor that is  perishable  or  threatens  to decline  speedily in value or that is of a type  customarily sold on a recognized market;

          (j) The Agent or any other  Secured  Party may credit bid and purchase at any public sale;

          (k) The Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the  Collateral of such Debtor or to operate same and,  to the maximum  extent  permitted  by  applicable  law,  may seek the appointment  of such a receiver  without the  requirement  of prior  notice or a hearing;

          (l) The use by the Agent for the benefit of the Secured Parties of all
Intellectual  Property of such Debtor shall be worldwide and as extensive as the rights of such  Debtor to use such  Intellectual  Property of such  Debtor,  and without any liability  for royalties or other related  charges from the Agent or the other Secured  Parties to such Debtor,  solely for the purpose of completing production of, advertising for sale and selling any Intellectual Property.

          (m) The Agent for the  benefit of the Secured  Parties  shall have the right,  but  shall  in no way be  obligated,  to  bring  suit in its own name to enforce  the  Intellectual  Property  of such  Debtor,  only after the Agent has tendered  notice to such Debtor of the Agent's  desire to initiate such suit and such  Debtor has  declined in writing to itself  pursue  such suit,  and, if the
Agent shall  commence any such suit,  such Debtor  shall,  at the request of the
Agent,  do any and all lawful acts and execute any and all proper  documents and instruments  reasonably  required  by the Agent for the  benefit of the  Secured
Parties in aid of such enforcement.

          (n) The  Agent  shall  have  the  right  and be  authorized  (but  not obligated)  to (i) endorse such Debtor's  name on all  applications,  documents, papers and  instrument  necessary or  desirable  for the Agent in the use of the
Intellectual  Property  of such  Debtor,  or (ii)  take any other  actions  with respect to the  Intellectual  Property  of such Debtor as the Agent deems in its commercially  reasonable  judgment  to be in the best  interest  of the  Secured
Parties,  or (iii) grant or issue any exclusive or  non-exclusive  license under the  Intellectual  Property  of such  Debtor to any  person or  entity,  or (iv)
assign, pledge, sell, convey or otherwise transfer title in or dispose of any of the Intellectual Property of such Debtor to any person or entity.

          (o) The Agent shall have all other  rights and  remedies  available at law or in equity or pursuant to any other Loan Documents; and

                                      -19-

          (p) Be entitled to any deficiency that exists after disposition of the
Collateral as provided above by immediate  payment from each Debtor.  Any excess will be returned,  without  interest and subject to the rights of third Persons, by Agent to the applicable Debtor.

     Beyond the exercise of reasonable  care in the custody  thereof,  the Agent shall have no duty as to any  Collateral in its  possession or control or in the possession  or  control  of any agent or bailee or any  income  thereon or as to preservation  of rights  against  prior  parties or any other rights  pertaining thereto  and the Agent  shall not be  responsible  for filing any  financing  or continuation  statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any  security  interest  in a  Collateral.  The Agent shall be deemed to have exercised  reasonable care in the custody of the Collateral in its possession if the  Collateral  is  accorded  treatment  substantially  equal to that  which it accords its own property and shall not be liable or responsible  for any loss or diminution  in the  value  of any of the  Collateral,  by  reason  of the act or omission of any carrier,  forwarding agency or other agent or bailee selected by the Agent in good faith.

     The Agent shall not be responsible for the existence,  genuineness or value of  any  of  the  Collateral  or  for  the  validity,  perfection,  priority  or enforceability  of the  Liens  in any of the  Collateral,  whether  impaired  by operation  of law or by reason of any of any  action or  omission  to act on its part hereunder,  except to the extent such action or omission  constitutes gross negligence or willful  misconduct on the part of the Agent,  for the validity or sufficiency of the Collateral or any agreement or assignment  contained therein, for the validity of the title of the Debtor to the Collateral,  for insuring the
Collateral or for the payment of taxes,  charges,  as  assessments or Liens upon the Collateral or otherwise as to the maintenance of the  Collateral.  The Agent shall have no duty to ascertain or inquire as to the  performance  or observance of any of the terms of this Agreement or the Loan Documents by the Debtors.

     6.2. REMEDIES  CUMULATIVE.  The rights and remedies of the Agent under this
Agreement,  the  other  Loan  Documents,  and  all  other  agreements  shall  be cumulative.  The Agent shall have all other rights and remedies not inconsistent herewith as provided  under the Code,  by law, or in equity.  No exercise by the
Agent of one right or remedy shall be deemed an  election,  and no waiver by the
Agent of any Event of Default shall be deemed a continuing  waiver.  No delay by the Agent shall constitute a waiver, election, or acquiescence by it.

7.   TAXES AND EXPENSES.

          If any Debtor  fails to pay any monies  (whether  taxes,  assessments, rents, insurance premiums, or, in the case of leased properties or assets, rents or other amounts  payable under such leases) due to third  Persons,  or fails to make any deposits or furnish any required  proof of payment or deposit,  in each case, to the extent required under the terms of this Agreement, then, the Agent, in its sole  discretion and without prior notice to such Debtor,  may (but shall not be  obligated  to) do any or all of the  following:  (a) make payment of the same or any  part  thereof  or (b) in the case of the  failure  to  comply  with
SECTION 4.2 hereof, if an Event of Default shall occur and be continuing, obtain and maintain  insurance  policies of the type  described in SECTION 4.2 and take any action with respect to such  policies as the Agent deems  prudent.  Any such amounts paid by the Agent shall  constitute  Obligations  owing to the Agent and any such payments shall not constitute an agreement by the Agent to make similar payments  or  deposits  in the  future  or a waiver by the Agent of any Event of

                                      -20-

Default under this  Agreement.  The Agent need not inquire as to, or contest the validity  of,  any such  expense,  tax,  or Lien and the  receipt  of the  usual official  notice for the payment  thereof shall be conclusive  evidence that the same was validly due and owing.

8.   WAIVERS; INDEMNIFICATION.

     8.1.  DEMAND;  PROTEST.  Each  Debtor  waives  demand,  protest,  notice of protest,  notice of  default or  dishonor,  notice of  payment  and  nonpayment, nonpayment at maturity, release, compromise,  settlement,  extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the
Agent on which such Debtor may in any way be liable.

     8.2.  AGENT'S  LIABILITY FOR COLLATERAL OF EACH DEBTOR.  Each Debtor hereby agrees that:  (a) so long as the Agent  complies with its  obligations,  if any, under  the  Code,  the  Agent  shall  not in any  way or  manner  be  liable  or responsible for: (i) the safekeeping of the Collateral of such Debtor,  (ii) any loss or damage  thereto  occurring  or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof,  or (iv) any act or default of any carrier,  warehouseman,  bailee, forwarding agency, or other Person, and (b)
all risk of loss,  damage, or destruction of the Collateral of such Debtor shall be borne by such Debtor.

     8.3.  INDEMNIFICATION.  Each  Debtor  shall,  jointly and  severally,  pay, indemnify,  defend,  and hold the  Agent-Related  Persons (each, an "INDEMNIFIED
PERSON")  harmless (to the fullest extent permitted by law) from and against any and all  claims,  demands,  suits,  actions,  investigations,  proceedings,  and damages, and all reasonable attorneys fees and disbursements and other costs and expenses  actually  incurred in connection  therewith or in connection  with the enforcement  of  this  indemnification  (as  and  when  they  are  incurred  and irrespective of whether suit is brought), at any time asserted against,  imposed upon,  or  incurred by any of them (a) in  connection  with or as a result of or related to the execution, delivery, enforcement,  performance, or administration
(including any  restructuring or workout with respect hereto) of this Agreement, any of the other Loan  Documents,  or the  transactions  contemplated  hereby or thereby,  and (b) with respect to any investigation,  litigation,  or proceeding related to this  Agreement  or any other Loan  Document,  or any act,  omission, event,  or  circumstance  in any  manner  related  thereto  (all the  foregoing, collectively,  the  "INDEMNIFIED  LIABILITIES").  The  foregoing to the contrary notwithstanding,  such Debtor shall have no obligation to any Indemnified Person under this SECTION 8.3 with respect to any Indemnified Liability that a court of competent  jurisdiction  finally  determines  to have  resulted  from the  gross negligence or willful  misconduct of such  Indemnified  Person.  This  provision shall survive the termination of this Agreement and the repayment in full of the
Obligations.   If  any  Indemnified  Person  makes  any  payment  to  any  other
Indemnified  Person with  respect to an  Indemnified  Liability as to which such
Debtor was required to indemnify the Indemnified  Person receiving such payment, the  Indemnified  Person making such payment is entitled to be  indemnified  and reimbursed  by  such  Debtor  with  respect  thereto.  WITHOUT  LIMITATION,  THE
FOREGOING  INDEMNITY  SHALL APPLY TO EACH  INDEMNIFIED  PERSON  WITH  RESPECT TO
INDEMNIFIED  LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF
ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

                                      -21-

9.   NOTICES.

          All notices and other  communications  hereunder  to Agent shall be in writing  and shall be mailed,  sent or  delivered  in  accordance  with the Loan
Agreement and all notices and other communications hereunder to any Debtor shall be in  writing  and shall be  mailed,  sent or  delivered  in care of Company in accordance with the Loan Agreement.

10.  CHOICE OF LAW; JURY TRIAL WAIVER.

          (a) THIS  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN ACCORDANCE
WITH THE  LAWS OF THE  STATE OF NEW  YORK,  AS  APPLIED  TO  CONTRACTS  MADE AND
PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT
OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE  JURISDICTION OF THE
COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR  PROCEEDING  ARISING  OUT OF OR
RELATING TO THIS AGREEMENT.

          (b) EACH DEBTOR  HEREBY  IRREVOCABLY  WAIVES,  TO THE  FULLEST  EXTENT
PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING
OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS  CONTEMPLATED BY
THIS AGREEMENT.

11.  AMENDMENTS; WAIVERS.

     11.1.  AMENDMENTS AND WAIVERS.  Except as set forth herein, no amendment or waiver of any  provision of this  Agreement,  and no consent with respect to any departure by any Debtor herefrom, shall be effective unless the same shall be in writing  and  signed by the Agent and such  Debtor  and then any such  waiver or consent  shall be effective  only in the specific  instance and for the specific purpose for which given.

     11.2. NO WAIVERS;  CUMULATIVE REMEDIES. No failure by the Agent to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by the Agent in exercising the same, will operate as a waiver thereof.  No waiver by the Agent will be effective unless it is in writing,  and then only to the extent  specifically  stated.  No waiver by the Agent on any occasion  shall affect or diminish the Agent's rights  thereafter to require strict  performance by each Debtor of any provision of this Agreement. The Agent's rights under this
Agreement and the other Loan  Documents  will be cumulative and not exclusive of any other right or remedy that the Agent may have.

12.  GENERAL PROVISIONS.

     12.1.  EFFECTIVENESS.  This Agreement shall be binding and deemed effective when executed by each Debtor and the Agent.

     12.2. SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective  successors  and assigns of each of the parties;  provided,  however,

                                      -22-

that no party may assign this Agreement or any rights or duties  hereunder other than pursuant to the terms of the Loan Agreement.

     12.3. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience  only.  Unless the contrary is compelled by the context,  everything contained in each Section applies equally to this entire Agreement.

     12.4. INTERPRETATION; GOVERNMENT REGULATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed  against the Agent, any other
Secured  Party  or any  Debtor,  whether  under  any  rule  of  construction  or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed  and  interpreted  according  to the ordinary  meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     12.5. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable  from every  other  provision  of this  Agreement  for the  purpose of determining the legal enforceability of any specific provision.

     12.6. COUNTERPARTS: ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts  and by different  parties on separate  counterparts, each of which,  when executed and delivered,  shall be deemed to be an original, and all of which,  when taken  together,  shall  constitute but one and the same
Agreement.   Delivery  of  an  executed   counterpart   of  this   Agreement  by
telefacsimile  or other  electronic  method of transmission  shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party  delivering an executed  counterpart of this Agreement by telefacsimile or other electronic  method of transmission also shall deliver an original executed counterpart  of this  Agreement but the failure to deliver an original  executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     12.7.  REVIVAL AND  REINSTATEMENT  OF  OBLIGATIONS.  If the  incurrence  or payment of the  Obligations  by any Debtor or the  transfer by any Debtor to the
Agent of any  property  of such  Debtor  should for any reason  subsequently  be declared  to be void or  voidable  under any state or federal  law  relating  to creditors'  rights,  including  provisions  of the  Bankruptcy  Code relating to fraudulent conveyances,  preferences,  or other voidable or recoverable payments of money or transfers of property (collectively,  a "VOIDABLE TRANSFER"), and if the  Agent  is  required  to  repay or  restore,  in whole or in part,  any such
Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer,  or the amount thereof that the Agent is required  or  elects  to  repay  or  restore,  and as to all  reasonable  costs, expenses, and attorneys fees of the Agent related thereto, the liability of such
Debtor automatically shall be revived,  reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     12.8. INTEGRATION.  This Agreement, together with the other Loan Documents,
reflects  the  entire   understanding   of  the  parties  with  respect  to  the
transactions  contemplated  hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                                      -23-

     12.9.   DEBTORS   REMAIN   LIABLE.   Anything   herein   to  the   contrary
notwithstanding:

          (a) Debtors will remain  liable  under the  contracts  and  agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations  under such contracts and agreements to the same extent as if this Agreement had not been executed;

          (b) the  exercise  by Agent of any of its  rights  hereunder  will not release  any  Debtor  from  any of its  duties  or  obligations  under  any such contracts or agreements included in the Collateral; and

          (c) none of Agent or any Bank will have any  obligation  or  liability under any contracts or agreements  included in the  Collateral by reason of this
Agreement,  nor  will  any  such  Person  be  obligated  to  perform  any of the obligations or duties of any Debtor  thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     12.10.  COLLATERAL  COMPRISED  OF EQUITY  INTERESTS  OF  SUBSIDIARIES.  The
provisions of the Pledge  Agreement,  as they relate to Collateral  comprised of
Capital  Stock of  Subsidiaries  of any Debtor  are  incorporated  by  reference herein, MUTATIS MUTANDIS.

     12.11.  CONTINUING  SECURITY  INTEREST.   This  Agreement  shall  create  a
continuing  security  interest in the Collateral  and shall:  (i) remain in full force and effect until payment in full of all Obligations (other than contingent
indemnification  obligations);   (ii)  be  binding  upon  each  Debtor  and  its
successors and assigns, except as otherwise provided in the Loan Agreement;  and
(iii)  inure  to the  benefit  of Agent  and its  successors,  transferees,  and assigns.  Upon the payment in full of all  Obligations  (other  than  contingent indemnification  obligations),  the  security  interests  granted  herein  shall automatically  terminate  and all rights to the  Collateral  shall revert to the applicable Debtor.  Upon any termination of any security interest referred to in this SECTION 12.11, Agent will, at Debtors' expense, execute and deliver to each
Debtor  such  documents  without  recourse,  representation  or warranty as such
Debtor shall reasonably request to evidence such termination.

     12.12.  SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by law, all rights of Agent, all security  interests  hereunder,  and all obligations of each Debtor hereunder,  shall be absolute and unconditional irrespective of:

             (a)  any  lack  of  validity  or   enforceability  of  any  of  the
Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

             (b) any change in the time,  manner,  or place of payment of, or in any other  term of, all or any of the  Obligations,  or any other  amendment  or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

             (c)  any  exchange,   release,   or  non-perfection  of  any  other
collateral,  or any release or  amendment  or waiver of or consent to  departure from any guaranty for all or any of the Obligations; or

                                      -24-

             (d) any other  circumstances  that  might  otherwise  constitute  a defense available to, or a discharge of, any Debtor.

To the maximum  extent  permitted by law, each Debtor hereby waives any right to require  Agent to: (A) proceed  against or exhaust any  security  held from such
Debtor; or (B) pursue any other remedy in Agent's power whatsoever.

     12.13. POSTPONEMENT OF SUBROGATION.  Each Debtor hereby agrees that it will not  exercise  any rights  which it may  acquire by reason of any  payment  made hereunder, whether by way of subrogation,  reimbursement or otherwise, until the prior payment in full of all Obligations (other than contingent  indemnification obligations).  Subject to the terms of the Intercreditor  Agreement,  any amount paid to any Debtor on account of any payment made hereunder prior to the payment in full of all Obligations (other than contingent  indemnification  obligations)
shall be held in trust for the benefit of Agent,  and shall  immediately be paid to Agent for application against the Obligations,  whether matured or unmatured, in  accordance  with the  terms of the Loan  Agreement.  In  furtherance  of the foregoing, for so long as any Obligations (other than contingent indemnification obligations)  remain  outstanding,  each Debtor  shall  refrain  from taking any action or commencing any proceeding  against the Company or any other Debtor (or any of their  respective  successors or assigns,  whether in connection  with an
Insolvency  Proceeding  or  otherwise)  to  recover  any  amounts  in respect of payments made under this Agreement to Agent.

     12.14.  APPLICABLE  GAMING LAWS. The Agent  acknowledges,  understands  and agrees on behalf of itself and the other Secured Parties that the  Gaming/Racing
Laws may impose certain licensing or transaction approval  requirements prior to the exercise of the rights and remedies  granted to it under this Agreement with respect  to the  Collateral  subject  to the  Gaming/Racing  Laws.  All  rights, remedies,  and powers provided in this Agreement  relative to the Collateral may be exercised  only to the extent that the exercise  thereof does not violate any applicable  mandatory  provision of the  applicable  Gaming/Racing  Laws and all provisions  of this  Agreement  relative to the  Collateral  are  intended to be subject to all applicable mandatory  provisions of the applicable  Gaming/Racing
Laws  and to be  limited  solely  to the  extent  necessary  to not  render  the provisions  of this  Agreement  invalid or  unenforceable,  in whole or in part.
Notwithstanding the immediately preceding sentence:

          (a) if any  consent  under  the  Gaming/Racing  Laws  is  required  in connection with the taking of any of the actions which may be taken by the Agent in the exercise of its rights hereunder, then each Debtor agrees to use its best efforts to secure such consent and to cooperate  with the Agent in obtaining any such consent,  and upon the occurrence and during the  continuation of any Event of Default, each Debtor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the
Agent may be required to file in order to obtain any necessary  approvals  under the  Gaming/Racing  Laws,  and if such Debtor  fails or refuses to execute  such documents,  the Agent or the court with  jurisdiction may execute such documents on behalf of such Debtor; and

          (b) any other provision of this Agreement to the contrary,  nothing in this  Agreement,  shall (i) effect any transfer of any  ownership  interest in a
Debtor or (ii) effect any transfer,  sale, purchase,  lease or hypothecation of,

                                      -25-

or any borrowing or loaning of money against, or any establishment of any voting trust  agreement or other similar  agreement with respect to any  certificate of suitability or any owner's license  heretofore  issued to any person,  including any Debtor, under any of the Gaming/Racing Laws.

     12.15.  FURTHER ASSURANCES.  Each Debtor agrees to execute and deliver such further agreement,  instruments and documents, and to perform such further acts, as the Agent shall  reasonably  request  from time to time in order to carry out the purpose of this  Agreement  and  agreements  set forth  herein.  Each Debtor agrees, that to the extent it has any Intellectual Property described in EXHIBIT
A, B or C if it does not file a copy of this  Agreement  with the United  States
Patent  and  Trademark  Office  and  the  United  States  Copyright  Office,  as
applicable,  the Agent shall be  entitled  (but not  obligated)  to so file this
Agreement at the sole cost and expense of such Debtor.

     12.16.  INTERCREDITOR  AGREEMENT.  If  the  Intercreditor  Agreement  is in
effect,

          (a) the Liens  granted  hereunder in favor of Agent for the benefit of itself and the Banks in respect of the  Collateral and the exercise of any right related  thereto  thereby  shall be subject,  in each case,  to the terms of the
Intercreditor Agreement; and

          (b) in the event of any direct conflict  between the express terms and provisions of this Agreement and of the Intercreditor  Agreement,  the terms and provisions of the Intercreditor Agreement shall control.

                          [Signature pages to follow.]

                                      -26-

     IN WITNESS  THEREOF,  the parties  hereto have caused this  Agreement to be executed d delivered as of the date first above written.

                                      COMPANY:

                                      EMPIRE RESORTS, INC.

                                      BY:/s/ Scott A. Kaniewski
                                         ---------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: CFO

                                      GUARANTORS:

                                      ALPHA MONTICELLO, INC.

                                      BY: /s/ Scott A. Kaniewski
                                         ---------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: President

                                      ALPHA CASINO MANAGEMENT INC.

                                      BY: /s/ Scott A. Kaniewski
                                         ---------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: President

                                      MOHAWK MANAGEMENT, LLC

                                      BY: /s/ Scott A. Kaniewski
                                         ---------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: Manager

                                      -27-

                                     MONTICELLO CASINO
                                     MANAGEMENT, LLC

                                     BY: /s/ Scott A. Kaniewski
                                        ----------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: Manager

                                     MONTICELLO RACEWAY
                                     DEVELOPMENT COMPANY, LLC

                                     BY: /s/ Scott A. Kaniewski
                                         ---------------------------------------
                                             Name:  Scott A. Kaniewski
                                             Title: Manager

                                     MONTICELLO RACEWAY
                                     MANAGEMENT, INC.

                                     BY: /s/ Thomas W. Aro
                                         ---------------------------------------
                                             Name:  Thomas W. Aro
                                             Title: President

                                     AGENT:

                                     BANK OF SCOTLAND

                                     BY: /s/ Karen Weich
                                         ---------------------------------------
                                             Name:  Karen Weich
                                             Title: Assitant Vice President

                                      -28-